EXHIBIT 25.1

                        POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, ___________________, a director of Illuminated Media Inc., a Minnesota corporation, which intends to prepare and file with the Securities and Exchange
 Commission("SEC"), and certain state securities commissions (the "State Commission") a RegistrationStatement on Form SB-2 for the registration, under the Securities Act of 1933, of 1,500,000Units, hereby constitutes and appoints Robert H. Blank and Richard D. Kothe, and each of them, with full power to act without the other, as his/her true and lawful attorney-in -fact and agent, with full and several power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to take any or all of the following actions:

     A.   To execute and deliver the following documents:

          1.   The Registration Statement.

          2. Any and all amendments (including post-effective amendments) to the Registration Statement.

          3. All exhibits to the Registration Statement, including, without limitation, the Underwriting Agreement, the Warrant Agreement, the
Impoundment Agreement and the Escrow Agreement.

          4.   All Transfer Agent documentation.

          5. Such other documents as may be needed to cause the Registration Statement to become effective.

     B. To file any or all of the afore-mentioned documents with the SEC and the State Commission.

     C. To execute and deliver any and all documents, agreements, corporate resolutions, receipts and other instruments as may reasonably be needed in order to close the sale of up to 1,500,000 Units.

     Granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.





     This power of attorney may be revoked by giving written or telegraphic notice to either of the attorneys-in-fact, or to Richard P. Keller, special legal counsel for the Company, and in any event, shall terminate and expire in all respects at 12:00 p.m., on Monday, March 3, 1997.

     IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand this _____ day of January, 1997.


                              __________________________________





     The foregoing Power of Attorney was acknowledged before me this _________ day of January, 1997, by ______________________.




______________________________
Notary Public